EXHIBIT 32.1

CERTIFICATION OF PERIODIC FINANCIAL REPORT
PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned officer of Hines Horticulture, Inc. (the “Company”) hereby certifies that the Company’s quarterly report on Form 10-Q/A for the fiscal quarter ended March 31, 2006 to which this certification is being furnished as an exhibit (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 10, 2007
/s/ ROBERT A. FERGUSON
Robert A. Ferguson
President, Chief Executive Officer and Director
(Principal Executive Officer)